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                                                                  Exhibit 3.12

                                     BY-LAWS

                            MINNESOTA PRODUCTS, INC.

                                   ARTICLE I

                                    OFFICES

      The registered office of the corporation shall be 707 Degree of Honor Building, St. Paul, Minnesota 55101.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 1. Meetings of the shareholders may be held at the registered office of the corporation or at any other place within or without the State of Minnesota which may from time to time be designated by the Board of Directors.

      Section 2. The annual meeting of the shareholders of the corporation shall be held on such day in the month of January of each year as the Board of Directors shall by resolution fix, for the purposes of electing a Board of Directors by plurality vote of the shareholders, and transacting such other business as may properly come before the meeting.

      Section 3. Special meetings of the shareholders may be called for any purpose or purposes at any time by the Secretary, upon the request of the President, any Vice President, by the Board of Directors, or by any one or more members thereof, or upon request by one or more shareholders holding not less than one-tenth of the voting power of the shareholders, in writing, by registered mail or delivered in person to the President, any Vice President or the Secretary, stating the purpose or purposes of such special meeting, a special meeting of the shareholders shall be called forthwith by such officer not less than ten nor more than sixty days after the receipt of such request; and if notice of such meeting shall not be so given within seven days after delivery or the date of mailing of such request, the person or persons requesting the meeting may fix the time of meeting and give notice in the manner provided by law or these By-Laws. The business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice thereof.

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      Section 4. Written notice of each meeting of shareholders, stating the time and place, and in the case of any special meeting, the purposes thereof, shall be delivered or mailed to each shareholder entitled to vote at such meeting, not less than seven days prior to the meeting.

      Section 5. Except as otherwise provided by law or the Articles of Incorporation of the corporation, the presence, in person or by proxy, of the holders of sixty percent (60%) of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business thereat. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the shareholders present or represented by proxy to the same or any other place or places without notice other than the announcement at the meeting at which any such adjournment is taken, until a quorum shall be present or represented; and at the meeting at which any such adjournment is taken, until a quorum shall be present or represented; and at any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. At any duly called or held meeting or adjourned meeting at which a quorum is present the shareholders present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 6. At each meeting of shareholders, at which a quorum is present, each shareholder of record holding voting stock at the date fixed for the determination of persons entitled to vote at such meeting shall be entitled to one vote for each share standing in his name on the books of the corporation. A shareholder may cast his vote in person or by proxy executed in writing by him or his duly authorized attorney-in-fact and filed with the Secretary of the corporation before the meeting. Unless otherwise provided in the appointment, the authority of any such proxy or attorney-in-fact shall cease eleven months after the appointment. A termination of any such authority shall be ineffective until written notice thereof has been given to the Secretary of the corporation. Except as otherwise provided by law or the Articles of Incorporation of the corporation, the votes of the holders of sixty percent (60%) of the stock having voting power present or represented at any meeting of shareholders shall decide all matters brought before such meeting.

      Section 7. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing or writings signed by all the holders of the shares who would be entitled to notice of a meeting for such


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purpose. Such action shall be effective on the date on which the last signature is placed on such writing or writings or such earlier effective date as if set forth therein.

                                  ARTICLE III

                                   DIRECTORS

      Section 1. The business of the corporation shall be managed by a board of not less than 1 nor more than 7 directors; provided, however, that the number of directors shall never be less than 3 if there are at least 3 shareholders of the corporation. Directors shall be elected at the annual meeting of shareholders, to hold office until the next annual meeting of shareholders and until their successors shall have been elected.

      Section 2. Any director may resign at any time. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of shareholders holding sixty percent (60%) of shares.

      Section 3. Any vacancy occurring in the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or in any other manner may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and each person so elected shall serve as a director until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 1. Meetings of the Board of Directors may be held at such place, whether in the State of Minnesota or elsewhere, as a majority of the members of the Board may from time to time determine.

      Section 2. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders for the purposes of electing officers of the corporation and transacting such other business as may properly come before the meeting. No notice of such meeting to the newly elected directors shall be necessary to constitute the meeting, provided a quorum shall be present.

      Section 3. Meetings of the Board of Directors may be held upon such notice, or without notice, at such time, and at such place as shall from time to time be determined by the Board.


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      Section 4. Meetings of the Board of Directors may be called by the
President and shall be called by the President upon the request of any director then holding office.

      Section 5. Except as otherwise provided in these By-Laws, notice shall be given to each director of the time and place of each meeting of directors, but, without notice, any director, by his attendance at any meeting, shall be deemed to have waived notice thereof. Neither the business to be transacted at, nor the purpose or purposes of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting.

      Section 6. Except as hereinafter provided, a majority of the number of directors then duly elected shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided by law or the Articles of Incorporation of the corporation, the acts of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the absence of a quorum, any meeting of directors may be adjourned from time to time by the directors present, to the same or any other place or places, without notice other than the announcement at the meeting until a quorum shall be present.

      Section 7. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if authorized by a writing or writings signed by all the directors, and such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein.

                                   ARTICLE V

                                    NOTICES

      Section 1. Whenever, under the provisions of statute or of the Articles of Incorporation of the corporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to directors may also be given by telegram.


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      Section 2. Whenever any notice whatever is required to be given under the provisions of statute or under the provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the meeting referred to therein, and filed with the Secretary of the corporation or entered on the records of such meeting, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE VI

                                    OFFICERS

      Section 1. The officers of the corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Except as hereinafter provided, any person may hold any two of such offices, except that the same person shall not at the same time be both President and Vice President. If the corporation has only one shareholder, he may hold all offices.

      Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, and one or more Vice Presidents, a Secretary and a Treasurer.

      Section 3. The Board of Directors may appoint one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary to exercise such powers and to perform such duties as the Board of Directors and the President shall from time to time prescribe.

      Section 4. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors.

      Section 5. All officers shall hold office during the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

                                  ARTICLE VII

                                 THE PRESIDENT

      Section 1. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of


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the shareholders and at all meetings of the Board of Directors; he shall have general and active management of the business of the corporation, subject to the control of the Board of Directors, and he shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 2. The President shall have the general powers usually vested in the office of President of a corporation and, unless the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, promissory notes, deeds and any and all other contracts in behalf of the corporation, and shall affix the corporate seal to any instrument requiring it, and when so affixed, the seal shall be attested to by the signature of the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer.

                                  ARTICLE VIII

                              VICE PRESIDENTS AND
                           ASSISTANT VICE PRESIDENTS

      Section 1. The Vice President, or if there be more than one, the Vice Presidents in order of their seniority as indicated in their titles or as otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise all the powers of the President; and they shall perform such other duties and exercise such other powers as the Board of Directors or the President shall from time to time prescribe.

      Section 2. The Assistant Vice Presidents shall perform such duties and exercise such powers as the Board of Directors or the President shall prescribe.

                                   ARTICLE IX

                               THE SECRETARY AND
                             ASSISTANT SECRETARIES

      Section 1. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors (unless such notice shall be waived as herein provided), and he shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall have custody of the corporate seal of the


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corporation, and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested to his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 2. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order of their seniority or as otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

                                   ARTICLE X

                               THE TREASURER AND
                              ASSISTANT TREASURERS

      Section 1. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      Section 2. The Treasurer shall disburse all funds of the corporation as may be required by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, whenever they may from time to time require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

      Section 3. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

                                   ARTICLE XI

                            CERTIFICATES FOR SHARES

      Section 1. The certificates of stock of the corporation shall, be in such form as shall be approved by the Board of


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Directors, and shall be marked with an identifying number and entered into the books of the corporation as they are issued. Each certificate shall be signed by the President or any Vice President and the Secretary of Treasurer or any Assistant Secretary or Treasurer.

      Section 2. The Board of Directors may in its discretion, direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed; and the Board may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed.

      Section 3. Upon surrender to the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

      Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

                                  ARTICLE XII

                                  RECORD DATE

      Except as otherwise provided by law or the Articles of Incorporation of the corporation or these By-Laws, the Board of directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or subject to contract rights with respect thereto, the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or to receive


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payment of any such dividend, distribution or allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, or to receive payment of any such dividend, distribution or allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of shares, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period. If the stock transfer books are not closed and no record date is fixed, the shareholders of record entitled to vote at the date of any meeting of stockholders shall be entitled to vote thereat, and the shareholders of record at the date on which the Board of Directors determines that there shall be payment of any such dividend, distribution or allotment of rights, or authorizes any such change, conversion or exchange of shares, shall be entitled to receive payment of any such dividend, distribution or allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of shares.

                                  ARTICLE XIII

                                   DIVIDENDS

      Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation relating thereto, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, in property or in shares of the capital stock subject to the provisions of the Articles of Incorporation and these By-Laws.

                                  ARTICLE XIV

                                    GENERAL

      Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by, or in a manner determined by, the Board of Directors.

      Section 2. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


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      Section 3. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Minnesota". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

      Section 4. The share register and all other original books and records of the corporation may be kept at the registered office of the corporation or at such other place or places within the United States as the Board of Directors may determine.

      Section 5. The shareholders may make and alter By-Laws at any regular or special meeting of stockholders by vote of the holders of a majority of the shares of stock of the corporation entitled to vote thereat. The Board of Directors may also make and alter By-Laws at any regular or special meeting by vote of a majority of the Board, subject to the power of the shareholders to change or repeal such By-Laws; provided, however, that the Board of Directors shall not make or alter any By-Law fixing the number, qualifications, classifications or term of office of directors.


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